55 Technology Way

West Greenwich, Rhode Island 02817 USA

Telephone: 401 392-1000

Fax: 401 392-1234

Website: www.gtech.com

For Immediate Release	Contact:	Robert K. Vincent
April 12, 2006		Public Affairs
GTECH Corporation
401-392-7452

GTECH ANNOUNCES RECORD REVENUES FOR FISCAL YEAR 2006

WEST GREENWICH, RI – (April 12, 2006) – GTECH Holdings Corporation (NYSE: GTK) today announced fourth quarter and year-end earnings for the fiscal year which ended February 25, 2006.

“GTECH delivered solid financial results in both the quarter and the full fiscal year, meeting or exceeding our previous outlook,” said GTECH President and CEO W. Bruce Turner. “In addition, we enjoyed strategic success in each of our verticals by growing our core business, aggressively developing international market opportunities, and leveraging our core competencies into related gaming solutions and transaction-processing business opportunities.”

“GTECH delivered another strong year of operating results and substantial free cash flows, resulting in significant value creation for our shareholders and positioning us well for future successes,” said GTECH Senior Vice President and CFO Jaymin B. Patel.

Operating Results

Revenues for the fourth quarter of fiscal 2006 were $368.3 million, up 9% over revenues of $337.9 million in the fourth quarter of fiscal 2005. Net income was $59.4 million, or $0.45 per diluted share, compared to net income of $43.8 million, or $0.34 per diluted share for the same period last year. For the quarter, service revenues were up 11.3%, reflecting continued strength in same store sales, strong jackpot activity, and higher revenues from Brazil. Product sales were $74.3 million, comparable to the fourth quarter of fiscal 2005. Service margins increased approximately 150 basis points, to 39.1%, driven by the strength in service revenues, partially offset by higher depreciation and amortization expenses. Product margins increased significantly, from 26.6% in the fourth quarter of fiscal 2005 to 45.6% in the most recent quarter, reflecting a change in product mix. The fourth quarter results include one-time costs of $6.1 million associated with the pending transaction with Lottomatica S.p.A. Excluding transaction-related costs, the Company would have reported net income of $65.5 million and fully diluted earnings per share of $0.50.

Revenues for fiscal 2006 were $1.3 billion, up 3.8% over revenues of $1.26 billion in fiscal 2005. Net income was $211.0 million, or $1.63 per diluted share, compared to net income of $196.4 million, or $1.50 per diluted share, for the same period last year. Net income in fiscal 2005 includes a one-time, after-tax gain of $7.0 million, or approximately $0.05 per diluted share, associated with the sale of the Company’s 50% interest in Gaming Entertainment (Delaware) L.L.C. Net income in fiscal 2006 includes one-time costs of $8.0 million associated with the pending Lottomatica transaction, or $0.06 per diluted share.

Prior year earnings and dividends per share reflect the 2-for-1 common stock split declared in June 2004.

Cash Flow and Investments

During fiscal 2006, the Company generated $429.6 million of cash from operations. This cash was principally used to fund $137.3 million of systems, equipment, and other assets relating to contracts; to purchase an additional 11.681% of POLCARD S.A. for $21.5 million; to repurchase $32.1 million, or 1,326,100 shares of the Company’s common stock; and to pay cash dividends of $41.7 million. At February 25, 2006, the Company had $495.9 million of cash balances and short-term investment securities on hand.

At the end of fiscal 2006, the Company had $494 million available under its senior revolving credit facility.

Business Highlights

During fiscal 2006, GTECH continued to successfully execute against the Company’s strategic objectives of maintaining and expanding the core lottery business, and winning new customers.

Domestically, GTECH signed a seven-year integrated services agreement with the North Carolina Education Lottery (NCEL) for a complete end-to-end online/instant ticket lottery solution. The Company implemented the NCEL in 58 days with approximately 5,000 terminals at startup, making it the fastest instant ticket launch in lottery history.

In addition, GTECH was awarded multi-year online lottery contracts in Washington State and Arizona, and signed an agreement for additional lottery products in California. The Company was also selected as the preferred vendor for new gaming central control systems in Pennsylvania and Louisiana.

In New Jersey, GTECH was selected for a new integrated online/instant lottery system, terminals, and communications network. The award of the New Jersey contract to GTECH is currently being contested by another vendor.

-more-

Internationally, GTECH signed a number of contracts including an agreement to provide a new gaming system and terminals for New Zealand Lotteries Commission, and a five-year agreement to provide equipment and services for the national online lottery in Thailand, through its joint venture LOXLEY GTECH Technology Co. Ltd. The Company also began deploying 2,000 WinWave™ video lottery terminals (VLTs) to Svenska Spel in Sweden. In conjunction with the VLTs, Svenska Spel is also utilizing GTECH’s Enterprise Series™ Video central system, which includes functionality designed to allow lotteries unprecedented flexibility to change denomination and download games remotely.

“All told, GTECH secured new contracts and extensions with 22 customers in fiscal 2006, representing approximately $1 billion in revenues to GTECH over the life of the contracts,” continued Mr. Turner. “These wins are a clear validation of GTECH’s business strategy, our technology, and above all, our understanding of what lotteries, retailers, and players are looking for today and in the future.”

Also during the fiscal year, California joined the Mega Millions multi-state game in an effort to boost lottery ticket sales. California expects Mega Millions to generate approximately $200 million to $300 million in net annual incremental total sales for the Lottery, equating to $2.5 million to $4.0 million in annual incremental revenue to GTECH.

Overseas, the multi-jurisdictional game EuroMillions continues to perform well. For calendar year 2005, per capita sales averaged $0.40 per week. On a year-to-date basis, calendar year 2006 weekly per capita sales more than doubled, due in part to a record-breaking jackpot in February.

“EuroMillions has become a solid contributor for GTECH. It continues to grow, with 10 jurisdictions now participating in the game, three of which are GTECH facilities management customers,” said Mr. Turner. “In fact, EuroMillions now has the largest player base of any multi-jurisdictional game in the world, with more than 200 million players.”

GTECH also deployed 35 new/modified games in more than 20 jurisdictions worldwide. Pick ‘n Play™, the Company’s new game concept designed to combine the appeal of instant gratification and multiple chances to win with the security and integrity of an online game, was recently launched in Illinois. Several other lotteries around the world are currently considering Pick ‘n Play as a new revenue source and complementary product line to add to their existing game portfolios.

“We’re excited about the evolution of our game content, and Pick ‘n Play is just one example of how fresh games can keep lottery play fun and exciting and stimulate incremental sales,” concluded Mr. Turner.

-more-

Other Business Developments

On January 10, 2006, the Company entered into an agreement with Lottomatica S.p.A, an Italian corporation and the exclusive license holder and operator of Italy’s Lotto, and De Agostini S.p.A., a privately held Italian diversified industrial and financial holding group that is Lottomatica’s majority shareholder, pursuant to which Lottomatica will acquire GTECH for $35.00 in cash per outstanding GTECH share.

The all cash transaction, which is subject to financing as well as regulatory, customer, and shareholder approvals, is expected to close in mid-2006. The total enterprise value of the transaction is approximately $4.8 billion.

Fiscal 2006 Fourth Quarter and Full Year Financial Slides

For additional information on GTECH’s fourth quarter and year-end results, please visit the Investors section of www.gtech.com.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company identifies forward looking statements by words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” or similar words that refer to the future. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and (iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management’s assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

-more-

These risks and uncertainties include, but are not limited to, those set forth above, in the Company’s subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery and gaming goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers; (vii) the possibility of significant fluctuation of quarterly operating results; (viii) the intensity of competition in the lottery and gaming industries; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

•••

GTECH is a leading gaming technology and services company. With more than $1.3 billion in annual revenues and 5,300 people in over 50 countries, GTECH provides integrated technology, creative content, and business services to effectively manage and grow today’s evolving gaming markets. In targeted emerging economies, GTECH also leverages its operational presence and infrastructure to supply commercial transaction processing services. For more information about the Company, please visit GTECH’s website at http://www.gtech.com.

-000-

Consolidated financial statements to follow:

-more-

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

	Fourth Quarter Fiscal Year Ended
	February 25, 2006	February 26, 2005
	(Dollars in thousands, except per share amounts)
Revenues:
Services	$294,074	$264,298
Sales of products	74,253	73,570
	368,327	337,868
Costs and expenses:
Costs of services	179,003	164,897
Costs of sales	40,359	53,996
	219,362	218,893

Gross profit	148,965	118,975

Selling, general and administrative	40,107	29,989
Research and development	14,242	13,818
Operating expenses	54,349	43,807

Operating income	94,616	75,168

Other income (expense):
Interest income	3,926	1,657
Equity in earnings (loss) of unconsolidated affiliates	(1,194)	403
Other expense	(891)	(1,175)
Interest expense	(7,631)	(7,470)
	(5,790)	(6,585)

Income before income taxes	88,826	68,583

Income taxes	29,410	24,740

Net income	$59,416	$43,843

Basic earnings per share	$0.47	$0.38

Diluted earnings per share	$0.45	$0.34

Weighted average shares outstanding - basic	126,708	115,555

Weighted average shares outstanding - diluted	130,772	131,075

Dividends per share - common stock	$0.085	$0.085

-more-

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

	Fiscal Year Ended
	February 25, 2006	February 26, 2005	February 28, 2004
	(Dollars in thousands, except per share amounts)
Revenues:
Services	$1,122,668	$1,017,683	$957,471
Sales of products	182,138	239,552	93,859
	1,304,806	1,257,235	1,051,330
Costs and expenses:
Costs of services	674,528	616,633	537,839
Costs of sales	104,037	157,974	59,226
	778,565	774,607	597,065

Gross profit	526,241	482,628	454,265

Selling, general and administrative	135,715	117,253	109,092
Research and development	49,869	52,559	57,318
Operating expenses	185,584	169,812	166,410

Operating income	340,657	312,816	287,855

Other income (expense):
Interest income	10,912	4,615	5,733
Equity in earnings of unconsolidated affiliates	1,941	2,812	6,236
Other income (expense)	(4,341)	5,356	1,889
Interest expense	(30,793)	(19,213)	(10,919)
	(22,281)	(6,430)	2,939

Income before income taxes	318,376	306,386	290,794

Income taxes	107,331	109,992	107,594

Net income	$211,045	$196,394	$183,200

Basic earnings per share	$1.73	$1.68	$1.57

Diluted earnings per share	$1.63	$1.50	$1.40

Weighted average shares outstanding - basic	121,884	116,739	116,464

Weighted average shares outstanding - diluted	130,385	132,559	132,625

Cash dividends declared per common share	$0.34	$0.34	$0.255

-more-

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	February 25, 2006	February 26, 2005
ASSETS	(Dollars in thousands)
CURRENT ASSETS:
Cash and cash equivalents	$235,191	$94,446
Investment securities available-for-sale	260,725	196,825
Trade and other receivables, net	183,561	172,167
Refundable performance deposit	8,000	8,000
Inventories	88,024	61,135
Deferred income taxes	26,398	31,435
Other current assets	47,819	26,646
TOTAL CURRENT ASSETS	849,718	590,654

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net	692,545	720,438

GOODWILL	346,096	331,022

PROPERTY, PLANT AND EQUIPMENT, net	101,416	74,558

INTANGIBLE ASSETS, net	64,212	70,839

OTHER ASSETS	45,915	67,630
TOTAL ASSETS	$2,099,902	$1,855,141

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$93,205	$99,234
Accrued expenses	46,220	54,227
Employee compensation	31,804	21,862
Advance payments from customers	63,768	42,865
Deferred revenue and advance billings	17,889	29,705
Income taxes payable	67,098	16,499
Taxes other than income taxes	17,106	16,572
Short-term borrowings	-	334
Current portion of long-term debt	9,148	2,476
TOTAL CURRENT LIABILITIES	346,238	283,774

LONG-TERM DEBT, less current portion	542,259	726,329

OTHER LIABILITIES	106,671	83,260

DEFERRED INCOME TAXES	99,362	106,010

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Preferred Stock, par value $.01 per share - 20,000,000 shares authorized, none issued	-	-
Common Stock, par value $.01 per share - 200,000,000 shares authorized, 127,179,225 and 116,551,144 shares issued; 127,179,225 and 115,006,751 shares outstanding at February 25, 2006 and February 26, 2005, respectively	1,272	1,166
Additional paid-in capital	444,810	278,204
Accumulated other comprehensive loss	(35,662)	(43,227)
Retained earnings	594,952	455,537
	1,005,372	691,680
Less cost of 1,544,393 shares in treasury at February 26, 2005	-	(35,912)
	1,005,372	655,768
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,099,902	$1,855,141

-more-

GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
	February 25, 2006	February 26, 2005	February 28, 2004
	(Dollars in thousands)
OPERATING ACTIVITIES
Net income	$211,045	$196,394	$183,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	166,768	145,999	115,324
Intangibles amortization	10,582	12,616	3,735
Other amortization	154	-	-
Deferred income taxes	11,309	34,740	59,457
Tax benefit related to stock award plans	6,670	11,254	10,432
Minority interest	1,673	3,799	4,502
Equity in earnings of unconsolidated affiliates, net of dividends received	582	3,461	1,672
Gain on sale of investments	(751)	(10,924)	-
Non-cash gain from consolidation of West Greenwich Technology Associates, L.P.	-	-	(5,292)
Other	26,991	16,438	10,726
Changes in operating assets and liabilities:
Trade and other receivables, net	(17,420)	(42,745)	9,634
Inventories	(27,003)	28,522	3,030
Other current assets	(14,029)	1,654	(4,913)
Accounts payable	(4,854)	14,248	2,186
Employee compensation	8,295	(15,118)	(4,231)
Advance payments from customers	20,903	(33,994)	51,601
Deferred revenue and advance billings	(11,816)	15,037	(2,979)
Income taxes payable	54,675	11,484	(27,649)
Other assets and liabilities	(14,150)	(17,656)	4,632
NET CASH PROVIDED BY OPERATING ACTIVITIES	429,624	375,209	415,067

INVESTING ACTIVITIES
Acquisitions (net of cash acquired)	(23,084)	(200,730)	(74,442)
Purchases of systems, equipment and other assets relating to contracts	(137,316)	(245,592)	(268,010)
Purchases of available-for-sale investment securities	(147,275)	(246,975)	(242,050)
Maturities and sales of available-for-sale investment securities	83,375	272,000	20,200
Purchases of property, plant and equipment	(9,656)	(12,875)	(12,772)
License fees	(1,750)	-	(12,500)
Investments in and advances to unconsolidated subsidiaries	(1,488)	(2,071)	(2,885)
Refundable performance deposit	8,000	-	(20,000)
(Increase) decrease in restricted cash	5,080	(5,112)	-
Proceeds from sale of investments	3,000	11,773	-
NET CASH USED FOR INVESTING ACTIVITIES	(221,114)	(429,582)	(612,459)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	-	343,254	252,588
Principal payments on long-term debt	(2,302)	(167,692)	(33,293)
Purchases of treasury stock	(32,051)	(120,658)	-
Dividends paid	(41,672)	(39,830)	(29,977)
Premiums and fees paid in connection with the early retirement of debt	-	(10,610)	(731)
Proceeds from stock options	9,473	13,546	23,943
Other	(4,439)	(505)	(6,324)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	(70,991)	17,505	206,206

Effect of exchange rate changes on cash	3,226	1,975	4,351
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	140,745	(34,893)	13,165

Cash and cash equivalents at beginning of year	94,446	129,339	116,174

CASH AND CASH EQUIVALENTS AT END OF YEAR	$235,191	$94,446	$129,339